As Filed with the Securities and Exchange Commission on December 10, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 10, 2009 (December 7, 2009)

MONSANTO COMPANY
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri    63167
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2009, Monsanto Company’s Board of Directors elected Nicole M. Ringenberg, age 48, as Vice President and Controller.  Ms. Ringenberg will serve as our company’s principal accounting officer.

Ms. Ringenberg has held various roles within our finance and commercial teams during her tenure with our company.  Most recently, she served as Vice President, Finance, Seeds & Traits since October 2009.  She previously served as Vice President, Finance & Operations, Global Commercial from October 2007 to October 2009; as Vice President, Finance from January 2007 to October 2007; as Asia Pacific Business Lead from August 2004 to December 2006; and, prior to that, as General Auditor.

Upon her election, Ms. Ringenberg received the following changes to her compensation:  (i) her annual base salary was increased to $335,000, commencing December 7, 2009; and (ii) her full value Annual Incentive Plan Target opportunity was increased to 50% of base salary, but then reduced by 25% for fiscal 2010, consistent with the reduction in 2010 incentive opportunities for our other officers, as described in our Proxy Statement filed December 7, 2009.  Additionally, Ms. Ringenberg received a grant of 3,600 Strategic Goal RSUs pursuant to the Terms and Conditions of the Fiscal Year 2010 Strategic Performance Goal Restricted Stock Unit Grant under the Monsanto Company 2005 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 10, 2009

MONSANTO COMPANY

By:	/s/ Jennifer L. Woods
Name:	Jennifer L. Woods
Title:	Assistant Secretary